First Trust Advisors L.P.
1001 Warrenville Road
Lisle, Illinois  60532




February 26, 1997


Nike Securities L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  THE FIRST TRUST SPECIAL SITUATIONS TRUST, SERIES 186

Gentlemen:

     We   have  examined  the  Registration  Statement  File  No.
333-20735   for the above captioned fund.  We hereby  consent  to
the  use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.



Robert M. Porcellino
Vice President